UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2015

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Integration Performance Plan

The Board of Directors (the “Board”) of the Federal Home Loan Bank of Des Moines (the “Bank”) adopted an Amended Integration Performance Incentive Plan (the “Integration Performance Plan”), subject to non-objection by the Federal Housing Finance Agency (“FHFA”), which the Bank received on April 2, 2015. The Integration Performance Plan has a retroactive effective date of September 25, 2014.

The purpose of the Integration Performance Plan is to motivate and retain executives, senior officers and other contributors involved in the Bank’s contemplated merger with the Federal Home Loan Bank of Seattle.

The disclosure below describes how the Integration Performance Plan applies to the Bank’s named executive officers as identified in the Bank’s Form 10-K filed with the SEC on March 6, 2015 (the “Named Executive Officers”).

The Integration Performance Plan is designed in two phases: (1) Phase 1 covers the period from the execution of the definitive merger agreement (September 25, 2014) through the day which is 30 days following the effective date of the merger or November 30, 2015, whichever occurs first, and (2) Phase 2 covers the period from the closing of the merger through the integration date, which is the date when all the Bank’s departmental goals have been completed, as determined by the Human Resources and Compensation Committee of the Board of Directors (the “Human Resources Committee”), or June 30, 2016, whichever occurs first.

The Bank’s Named Executive Officers will not be eligible for a payment of any incentive bonuses until the completion of Phase 2.

The Bank’s Named Executive Officers, as defined in the Bank’s 2014 Annual Report on Form 10-K (Richard S. Swanson, Steven T. Schuler, Dusan Stojanovic, Daniel D. Clute, and Mary L. Cecola), will be eligible to receive compensation determined by achievement of Bank-wide performance goals based on the successful integration of the Bank with the Federal Home Loan Bank of Seattle during Phase 1 and Phase 2. These goals will be established by the Bank’s Chief Executive Officer after discussion with the executive team, approved by the Human Resources Committee and subject to non-objection by the FHFA. The Human Resources Committee will determine success against the Bank-wide measures and will have the ability to exercise negative discretion on individual payouts or payouts for the entire participant group. Potential payouts for the Bank-wide measures will occur no later than 30 days following the close of Phase 2, and in no event will be paid later than two and one-half months following the end of the year in which Phase 2 occurs. For our Named Executive Officers other than Mary Cecola, our Senior Vice President/Chief Business Technology Officer, 100 percent of payout under the Integration Performance Plan will be based on achievement of Bank-wide goals. Ms. Cecola’s Bank-wide performance goals will be weighted at 70 percent of her overall payout opportunity. In addition, Ms. Cecola will be eligible to receive compensation based on department goals that are designed to support the integration process of the two banks. The department goals will be weighted at 30 percent of her overall payout opportunity. The results of the department performance measures will be assessed by the Bank’s executive team and the Bank’s Chief Executive Officer, with final approval by the Chief Executive Officer.

Pursuant to the terms of the Integration Performance Plan, subject to the discretion of the Bank’s Human Resources Committee, the Bank’s Chief Executive Officer, Richard S. Swanson, will be eligible for a payment of between 20 percent and 35 percent of his base salary. Steven T. Schuler, Dusan Stojanovic and Daniel D. Clute will be eligible to receive a payment of between 20 percent and 35 percent of their respective base salaries. Mary Cecola will be eligible to receive a payment of between 10 percent and 35 percent of her base salary.

The above description of the Integration Performance Plan is qualified in its entirety by reference to the complete text of the Integration Performance Plan, which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

2015 Incentive Plan

On April 2, 2015, the Bank received a non-objection letter from the FHFA, concerning the Bank's 2015 Incentive Plan (“2015 Plan”). The 2015 Plan had previously been approved by the Bank's Board of Directors, subject to receipt of the FHFA's non-objection. The 2015 Plan is effective retroactively to January 1, 2015. Most full-time and part-time employees, including all of the Named Executive Officers, are eligible to participate in the 2015 Plan.

Notwithstanding the formulaic method for determining awards under the 2015 Plan, actual payouts under the Plan are subject to the review and approval of the Human Resources Committee, and the review and non-objection of the FHFA. The Human Resources Committee may amend the goals and/or related award opportunities at any time in 2015, subject to the review and non-objection of the FHFA. The goals and/or related award opportunities under the 2015 Plan may also be amended based on any recommendations received from the FHFA. The 2015 Plan is summarized below.

Under the 2015 Plan, incentive award opportunities for Bank-wide performance goals (“Bank-wide Goals”) and individual/team performance goals (“Individual Goals”) are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity expressed as a percentage of the employee's base salary in 2015. The Bank-wide Goals are aligned with the following three Bank strategic imperatives detailed in its 2015-2017 Strategic Business Plan: “Strengthen Partnership with Members,” “Disciplined Pursuit of Long-term Business Performance,” “Stewardship of our Public Mission” and “Merger Integration.” These imperatives are measured by the results achieved in attaining specified performance levels and weighted as follows:

•Strengthen Partnership with Members - as measured by (i) member product and service usage, (ii) overall member satisfaction, and (iii) member product and service satisfaction (35% total weight).

•Disciplined Pursuit of Long-term Business Performance - as measured by (i) the “preservation of enterprise value” (determined by the market value of capital stock), (ii) the “quality of risk management” as assessed by the Board's Risk Committee, (iii) “operational excellence” based upon the successful completion of certain IT and Affordable House Program initiatives, and (iv) profitability (measured by adjusted return on capital stock) (35% total weight).

•Stewardship of our Public Mission - as measured by (i) mission-related assets and (ii) “community impact” based upon the number of applications received under the Bank’s Affordable Housing Program (15% total weight).

•Merger Integration - as measured by achieving a successful merger with the Federal Home Loan Bank of Seattle (15% total weight).

Individual Goals under the 2015 Plan are generally tied to action plans as set forth in the Bank's Strategic Business Plan, as well as to individual responsibilities of Bank employees.

For the Bank's Chief Executive Officer, the overall incentive award opportunity under the 2015 Plan is weighted 90% on Bank-wide Goals and 10% on Individual Goals. For the Bank’s executive vice presidents, the overall incentive award opportunity under the 2015 Plan is weighted 70% on overall Bank-wide Goals, 20% on goals underlying the strategic imperative on which the particular executive vice president is primarily focused, and 10% on Individual Goals. For the Bank’s Senior Vice President/Chief Business Technology Officer, the overall incentive award opportunity under the 2015 Plan is weighted 60% on Bank-wide Goals and 40% on Individual Goals.

With respect to the Bank's Chief Executive Officer, the 2015 Plan incentive award opportunity is between 50% (threshold) and 100% (maximum) of base salary, with a target of 75%. For the Bank's executive vice presidents, the 2015 Plan incentive award opportunity is between 40% (threshold) and 80% (maximum) of base salary, with a target of 60%. With respect to the Bank’s Senior Vice President/Chief Business Technology Officer, the 2015 Plan incentive award opportunity is between 20% (threshold) and 60% (maximum) of base salary, with a target of 40%.

For the Bank's Named Executive Officers and certain other officers, the 2015 Plan requires a percentage of the incentive award to be deferred for three years following the end of the performance plan period (to be paid out in 2019). In the case of 2015 Plan incentive awards earned by the Bank's Chief Executive Officer and executive vice presidents, approximately 50% of those incentive awards will be deferred. In the case of 2015 Plan incentive awards earned by the Bank's Senior Vice President/Chief Business Technology Officer, approximately 35% of those incentive awards will be deferred. However, the payout opportunity for deferred payouts will be subject to an economic value of capital stock (EVCS) modifier, as follows:

•If the average quarterly EVCS for 2018 is less than $90 per share, there will be no deferred award payout.

•If the average quarterly EVCS for 2018 is $90 per share, the deferred award payout will be equal to 90% of the potential award.

•For every dollar that the average quarterly EVCS for 2018 exceeds $90 per share, one percentage point will be added to the multiplier of 90% up to a maximum multiplier of 110%.

The above description of the 2015 Plan is qualified in its entirety by reference to the complete text of the 2015 Plan, which is included as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 10.1        Amended Integration Performance Incentive Plan
Exhibit Number 10.2        Federal Home Loan Bank of Des Moines 2015 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

April 8, 2015	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended Integration Performance Incentive Plan
10.2	Federal Home Loan Bank of Des Moines 2015 Incentive Plan